UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2014

LA QUINTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors

Effective November 25, 2014, Mitesh B. Shah was appointed Chairman of the Board of Directors of La Quinta Holdings Inc. (the “Company”).

In addition, effective November 25, 2014, Giovanni Cutaia (Senior Managing Director and Chief Operating Officer of Asset Management in the real estate group at The Blackstone Group L.P.) and Brian Kim (Managing Director in the real estate group at The Blackstone Group L.P.) were elected to the Board of Directors of the Company to fill the vacancies left by the previously announced resignations of William J. Stein and Jonathan D. Gray.

Further, effective November 25, 2014, Messrs. Cutaia and Shah will serve as members, and Mr. Sumers as chair, of the compensation committee of the Board of Directors.

In connection with the Company’s initial public offering, the Company entered into a Stockholders’ Agreement, dated April 14, 2014, with certain stockholders of the Company affiliated with The Blackstone Group L.P. (such stockholders are referred to herein as “Blackstone”). Pursuant to the Stockholders’ Agreement, Blackstone is entitled to appoint a specified number of directors to the Company’s Board of Directors proportionate to its stock ownership percentage in the Company. A description of the material terms of the Stockholders’ Agreement and certain other related party transactions involving the Company and Blackstone have previously been reported by the Company in a prospectus dated November 19, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-199726), as amended (the “Registration Statement”), under the section entitled “Certain relationships and related party transactions,” which is incorporated by reference herein.

Further biographical information regarding Messrs. Shah, Cutaia and Kim and a description of the material terms of their compensation have previously been reported by the Company in the Registration Statement under the section entitled “Management,” which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.
(Registrant)

By:	/s/ Keith A. Cline
Name: Keith A. Cline
Title: Executive Vice President and Chief Financial Officer

Date: November 25, 2014

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